EXHIBIT 10.41

                       ASSIGNMENT AND AMENDMENT AGREEMENT



         THIS ASSIGNMENT AND AMENDMENT AGREEMENT, dated as of March 7, 2003 (this "Agreement"), by and among SWISS FEDERAL INSTITUTE OF TECHNOLOGY (ETHZ), having an address at Raemistrasse 101, CH-8092 Zurich, Switzerland and
UNIVERSITY OF ZURICH, having an address at Raemistrasse 91 CH-8006 Zurich, Switzerland (collectively, "Universities"), PHAIRSON MEDICAL LIMITED, a United Kingdom company ("Phairson"), and LIFE MEDICAL SCIENCES, INC., a Delaware corporation ("LMS"). References to Universities, Phairson and LMS hereunder shall include each of their respective agents, nominees, designees, successors, assigns, heirs or other successors-in-interest. All representations, warranties and covenants of the Universities hereunder shall be joint and several.

                              W I T N E S S E T H:
                              -------------------

         WHEREAS, Phairson has agreed to sell LMS all of its assets related to its polymer-based technology business, pursuant to an Asset Purchase Agreement, dated as of the date hereof, by and between Phairson, an affiliate of Phairson and LMS (the "Asset Purchase Agreement");

         WHEREAS, among the assets to be sold to LMS pursuant to the Asset Purchase Agreement are all of Phairson's rights under the contract, dated as of March 1, 1999, between Phairson and Universities, as amended pursuant to an amendment effective June 1, 1999 (the "Development Agreement");

         WHEREAS, Universities agree to the assignment of the Development Agreement and the amendment thereof, all subject to and in accordance with the provisions of this Agreement.

         NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. CONSENT BY UNIVERSITIES TO ASSIGNMENT. Subject to the provisions of this Agreement, and in order to induce the other parties hereto to enter into the Asset Purchase Agreement and to consummate the transactions contemplated thereby, Universities hereby consent to the assignment of the Development Agreement from Phairson to LMS effective as of the closing of the Asset Purchase Agreement (which date shall not be later than March 15, 2003, the "Closing") and agree that, notwithstanding any provision of the Development Agreement to the contrary, Phairson shall not be liable for obligations arising under the Development Agreement from and after the Closing.

2. ASSIGNMENT AND ASSUMPTION OF DEVELOPMENT AGREEMENT. Effective as of the Closing, (i) Phairson hereby sells, assigns, conveys and transfers to LMS all of Phairson's right, title and interest in, to and arising under or relating to the Development Agreement and all intellectual property and other rights of Phairson obtained or arising thereunder, but excluding the Patent Rights (which shall be transferred to LMS pursuant to separate instrument(s)) and (ii) LMS hereby assumes and shall be solely responsible for all of the obligations and liabilities of Phairson arising under the Development Agreement from and after such date.

3. AMENDMENT OF DEVELOPMENT AGREEMENT. LMS and Universities agree that, effective as of the Closing, the Development Agreement shall be amended as follows:

     (a) to change all references therein from "Phairson" to "LMS"; to change all references therein from "Foundation" to "Universities"; and to change all references therein from "ETH Zurich Institute of Biomedical Engineering...ETH" to "Swiss Federal Institute of Technology (ETHZ)".

     (b)  to  substitute  the LMS address and contact  information  set forth in
          Section 10 hereof for the address and contact information of the Phairson technical and administrative representatives in Article IV-Designated Representatives of the Development Agreement, and to further add the other provisions of Section 10 hereof (exclusive of the contact information) to the provisions of Article IV-Designated Representatives of the Development Agreement and to substitute the Universities' address and contact information set forth in Section 10 hereof for the address and contact information of the Foundation technical and administrative representatives in Article IV-Designated Representatives of the Development Agreement

     (c)  to substitute the following for Section 4 of Article VI:

                  "4. (a) Universities hereby grant Contractor an exclusive, worldwide, perpetual license under their Proprietary Rights in the Technology, without limitation or restriction as to use or field of use (the "License"). The License includes the right to sublicense. With respect to sublicenses granted by Contractor, Contractor shall promptly provide Universities with a copy of each sublicense issued; and collect payment of all payments due, directly or indirectly, to Universities from Sublicensees and summarize and deliver all reports due, directly or indirectly, to Universities from Sublicensees. Universities reserve the right to use Proprietary Rights in the Technology solely for internal educational and research purposes.

                   In consideration  for the License,  Contractor  agrees to pay
                  Universities, in the aggregate, one tenth of one percent of any and all Net Sales and Sublicense Fees actually received by it. If, prior to receipt by Contractor of Net Sales or Sublicense Fees, Contractor fails to perform any Development Work with respect to the Technology for a period of two years or more, Universities shall have the right to enter into good faith negotiations with Contractor to terminate the License and develop the Technology.

                           (b) For the purposes of this  section,  the following
terms shall have the following meanings:

                           `Development  Work' means any  technical  or business
                  activity relating to the development, manufacture, marketing or commercialization of a Product or Products or efforts to secure intellectual property rights with respect thereto.

                           `Products'   means   products    incorporating    the
                  Technology.

                           `Proprietary Rights' means patent rights, copyrights,
                  mask work rights, trademark rights, trade secret rights and any and all other intellectual property or similar rights.

                           `Net  Sales' of a party means all  revenues  actually
                  received by that party or its affiliate(s) with respect to sale of Products in any and all countries in which a valid patent included in the licensed Proprietary Rights then exists, less any allowances for returns, shipping and insurance costs, discounts and promotional allowances, sales, use, value-added and similar taxes and duties and similar governmental assessments.

                           `Sublicense  Fees' means any and all revenue received
                  by Contractor in respect of sublicenses of the Proprietary Rights licensed under this Agreement. For the avoidance of doubt, as used in the foregoing sentence the term "revenue" includes the value, as determined in accordance with United States generally acceptable accounting principles, attributable to property, if any, other than cash received by Contractor in respect of sublicenses of the Proprietary Rights under this Agreement."

                           `Technology'    means    inventions,    improvements,
                  discoveries, know-how and the like made or conceived as a result of or in connection with the sponsored work under this Agreement.

     (d) Beginning January 1, 2004 and ending on the date of first commercial sale of a Product, Contractor shall submit to Universities annual progress reports covering Contractor's (and Sublicensee's) activities to develop and test all Products and obtain governmental approvals necessary for marketing the same. Such reports shall include a summary of work completed; summary of work in progress; current schedule of anticipated events or milestones and market plans for introduction of Products. Contractor shall also report to Universities, in its immediately subsequent progress report, the date of first commercial sale of a Product. After the first commercial sale of a Product anywhere in the world, Contractor shall submit to Universities annually royalty reports on or before each February 28. Each royalty report shall cover Contractor's (and Sublicensee's) most recently completed calendar year and shall show (i) the gross sales and Net Sales during the most recently completed calendar year and the royalties, in U.S. Dollars, payable with respect thereto; (ii) the number of each type of Product sold; (iii) sublicense fees and royalties received during the most recently completed calendar year in US dollars, payable with respect thereto; (iv) the method used to calculate the royalties; and (v) the exchange rates used. If no sale of Products has been made and no sublicense revenue has been received by Contractor during any reporting period, Contractor shall so report.

     (e) All fees and royalties due Universities shall be paid in United States dollars and all checks shall be made payable to "The University of Zurich", referencing "Unitectra Technology Transfer UZ-04/201". When Products are sold in currencies other than United States dollars, Contractor shall first determine the earned royalty in the currency of the country in which Products were sold and then convert the amount into equivalent United States funds, using the exchange rate quoted in the Wall Street Journal on the last business day of the applicable reporting period. Royalties shall accrue when Products are invoiced, or if not invoiced, when delivered to a third party. Contractor shall pay earned royalties on or before February 28. Each such payment shall be for earned royalties accrued within Contractor's most recently completed calendar year. Royalties earned on sales occurring or under sublicense granted pursuant to this Agreement in any country shall not be reduced by Contractor for any taxes, fees, or other charges imposed by the government of such country on the payment of royalty income, except that all payments made by Contractor in fulfillment of Universities' tax liability in any particular country may be credited against earned royalties or fees due Universities for that country. Contractor shall pay all bank charges resulting from the transfer of such royalty payments. In the event royalty, reimbursement and/or fee payments are not received by Universities when due, Contractor shall pay to Universities interest charges at a rate of ten percent (10%) per year. Such interest shall be calculated from the date payment was due until actually received by Universities.

     (f)  To  substitute  the following for Section 3 of Article VI.

          At its sole discretion and expense, Contractor shall diligently prosecute and maintain the patent applications and patents relating to Proprietary Rights using counsel of its choice. Contractor or its counsel shall, upon request, provide Universities with copies of all relevant documentation relating to such prosecution including, but not limited to, draft patent applications, office actions and responses thereto, and appropriate correspondence with counsel and agents. All patents and patent applications relating to Proprietary Rights shall be assigned jointly to Contractor and Universities (ie. "Swiss Federal Institute of Technology(ETHZ)" and "University of Zurich"). Contractor shall, at its sole discretion and expense, apply for an extension of the term of any patent in Patent Rights if appropriate. Contractor shall prepare all documents for such application, and Universities shall execute such documents and take any other additional action as Contractor reasonably requests in connection therewith.

     (g) The license granted is provided "AS IS" and without WARRANTY OF MERCHANTABILITY or WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE or any other warranty, express or implied. UNIVERSITIES make no representation or warranty that the Product(s) or the use of

          Proprietary Rights or Technology will not infringe any other patent or other proprietary rights. Contractor shall indemnify, hold harmless and defend UNIVERSITIES, its officers, employees, and agents and the Inventors of the patents and patent applications in Proprietary Rights and their employers (collectively, the "Indemnified Parties") against any and all claims, suits, losses, damage, costs, fees and expenses resulting from or arising out of any theory of product liability relating to the Product(s). Notwithstanding the foregoing, Contractor shall have no obligation pursuant to this paragraph with respect to any claim resulting from or arising out of any negligent or wrongful action or inaction of any of the Indemnified Parties or which has been settled by an Indemnified Party without the prior consent of Contractor (which consent shall not be unreasonably withheld). Contractor shall have the right to direct the defense of any action brought against an Indemnified Party with respect to the subject of indemnity contained herein, and to retain counsel of its choosing in connection therewith (subject to the reasonable approval of the Indemnified Parties).

All other provisions of the Development Agreement shall remain in full force and effect.

4. REPRESENTATIONS AND WARRANTIES OF UNIVERSITIES. Universities hereby represent and warrant to LMS and Phairson, as of the date hereof, that: (i) this Agreement has been duly authorized by Universities, and the execution, delivery and performance of this Agreement by Universities and the consummation of the transactions contemplated hereby do not and will not constitute a breach of any agreement to which it is a party or violate any provision of any law to which it is subject; (ii) no consent of any person or governmental entity is required in connection with the execution or delivery of this Agreement by Universities or the consummation by Universities of the transactions contemplated hereby; (iii) there are no actions, suits, proceedings, orders, grievance proceeding or claims pending or, to Universities' knowledge, threatened against them relating to the Development Agreement or this Agreement, or the subject matter thereof and hereof; (iv) there is no default, or event which with the passage of time would constitute a default, under the Development Agreement by either Universities or, to Universities' knowledge, by Phairson; (v) Universities have delivered to Phairson complete written disclosures with respect to all Inventions under the Development Agreement and Universities acknowledge that all of the Inventions were conceived and/or made jointly by Universities and Phairson (vi) upon consummation of the transactions contemplated by this Agreement, there will be no amounts owed Universities by Phairson or Phairson by Universities; and (vii) the Development Agreement, a true and complete copy of which is attached as Exhibit A hereto, has not been amended other than the amendment effective June 1, 1999 (a form of which is included as part of Exhibit A), is in full force and effect and is enforceable in accordance with its terms, and, upon consummation of the transactions contemplated by this Agreement, will be enforceable against Universities by LMS in accordance with its terms (as amended hereby); and (viii) the Universities have no objection to the Contract dated 1 December 1998 between Phairson and Professor J. A. Hubbell.

5. REPRESENTATIONS AND WARRANTIES OF PHAIRSON. Phairson hereby represents and warrants to Universities and LMS, as of the date hereof, that: (i) this Agreement has been duly authorized by Phairson, and the execution, delivery and performance of this Agreement by Phairson and the consummation of the transactions contemplated hereby do not and will not constitute a breach of the organizational or constituent documents of Phairson or any agreement to which Phairson is a party or violate any provision of any law to which it is subject;
(ii) no consent of any person or governmental entity is required in connection with the execution or delivery of this Agreement by Phairson or the consummation by Phairson of the transactions contemplated hereby; (iii) there are no actions, suits, proceedings, orders, grievance proceeding or claims pending or, to Phairson's knowledge, threatened against it relating to the Development Agreement or this Agreement, or the subject matter thereof and hereof; (iv) there is no default, or event which with the passage of time would constitute a default, under the Development Agreement by either Phairson, or to Phairson's knowledge, by Universities; (v) upon consummation of the transactions contemplated by this Agreement, there will be no amounts owed Universities by Phairson or Phairson by Universities; and (vi) the Development Agreement, a true and complete copy of which is attached as Exhibit A hereto, has not been amended other than the amendment effective June 1, 1999 (a form of which is included as part of Exhibit A) and, upon consummation of the transactions contemplated by this Agreement, will be enforceable by each party against the other in accordance with its terms (as amended hereby).

6. REPRESENTATIONS AND WARRANTIES OF LMS. LMS hereby represents and warrants to Universities and Phairson, as of the date hereof, that: (i) this Agreement has been duly authorized by LMS, and the execution, delivery and performance of this Agreement by LMS and the consummation of the transactions contemplated hereby do not and will not constitute a breach of the Certificate of Incorporation or By-laws of LMS or any agreement to which LMS is a party or violate any provision of any law to which it is subject; (ii) no consent of any person or governmental entity is required in connection with the execution or delivery of this Agreement by LMS or the consummation by LMS of the transactions contemplated hereby; and (iii) there are no actions, suits, proceedings, orders, grievance proceeding or claims pending or to LMS' knowledge, threatened against, it relating to this Agreement or the subject matter hereof and (iv) the Development Agreement will be enforceable against LMS by Universities in accordance with its terms (as amended hereby).

7.  ACKNOWLEDGMENT  AND AFFIRMATION.  The Swiss Federal  Institute of Technology
(ETHZ) ("ETHZ") and the University of Zurich ("UNIZH") hereby acknowledge that the Development Agreement incorrectly listed an entity referred to as "Institute of Biomedical Engineering, ETH Zurich and University of Zurich" as a party instead of ETHZ and UNIZH and that the correct parties to the Development Agreement have always been Phairson Medical Limited, ETHZ and UNIZH. ETHZ and UNIZH affirm that the rights and obligations of "Institute of Biomedical Engineering, ETH Zurich and University of Zurich" are, and have always been, therights and obligations of, and have been and will be performed by, ETHZ and UNIZH.


8. FURTHER  ASSURANCES.  The parties  hereto agree to timely  execute such other
agreements,   assignments,  consents,  waivers  or  other  documents  reasonably necessary to further give effect to or evidence the agreements hereunder.

9. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Universities and LMS and their respective successors and assigns.

10. GOVERNING LAW. This Agreement shall be deemed to be a contract entered into pursuant to the laws Switzerland and shall in all respects be governed, construed, applied and enforced in accordance with the laws Switzerland (without reference to its rules as to conflicts of law). Exclusive place of jurisdiction shall be Zurich, Switzerland.

11. NOTICES. All notices and other communications hereunder and under the Development Agreement shall be in writing and shall be deemed given if delivered personally or upon sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), or reputable overnight courier services, charges prepaid, to such party's address (or to such party's telecopier):


         If to Universities, to:

                  University of Zurich
                  Unitectra Technology Transfer [UZ-04/201]
                  Mohrlistrasse 23
                  CH-8006 Zurich
                  Switzerland

                  Telephone: +41 1 634 44 01
                  Facsimile: +41 1 634 44 09

                  Attention:        Mr. Urs Dommann
                  (Mr.  Urs  Dommann  is  Administrative   Representative,   see
                  Development Agreement for contact information for Technical Representative)

         If to Phairson, to:

                  Phairson Medical Limited
                  Russell Bedford House, City Forum
                  250 City road
                  London, United Kingdom
                  EC1V 2QQ
                  Telephone:  +44 (0) 207 253 5573
                  Facsimile:  +44 (0) 207 253 5512


         If to LMS, to:

                  Life Medical Sciences, Inc.
                  PO Box 219
                  Little Silver, New Jersey 07739
                  Telephone/Facsimile: (732) 728-1769
                  Email: RPHICKEY@AOL.COM

                  Attention:  Robert P. Hickey, President
or to such other person or address as any of the foregoing may have designated for that purpose by notice to the others.

12. MISCELLANEOUS. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto. Nothing in this Agreement shall constitute a waiver of, expansion of or limitation upon any of Phairson's or LMS' rights and remedies as between themselves under the Asset Purchase Agreement and, in the case of any such conflict between the terms of the Asset Purchase Agreement and this Agreement, the Asset Purchase Agreement shall control. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.



                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.


                         SWISS  FEDERAL  INSTITUTE  OF  TECHNOLOGY
                         UNIVERSITY  OF  ZURICH


                         By:_____________________________
                         Name:  Jeffrey  Hubbell
                         Title: Professor,  Director  IBT

                         By:_____________________________
                         Name:  Alexander  Borbely
                         Title: Professor,  Vice  President  Research
                                University  of  Zurich


                         By:_____________________________
                         Name:  Ueli  Suter
                         Title: Professor,  Vice  President  Research
                                ETHZ



                         PHAIRSON  MEDICAL  LIMITED


                         By:_____________________________
                         Name:
                         Title:



                         LIFE  MEDICAL  SCIENCES,  INC.


                         By:_____________________________
                         Name:
                         Title:

                                    EXHIBIT A
                             (Development Agreement)

   CONTRACT

                                     Between

                            PHAIRSON MEDICAL LIMITED

                                       and

    INSTITUTE OF BIOMEDICAL ENGINEERING, ETH ZURICH AND UNIVERSITY OF ZURICH

THIS AGREEMENT, having an Effective Date of March 1st 1999 is made by and between Phairson Medical Limited, a corporation having its principal place of business at 602 The Chambers, Chelsea Harbour, London, SW10 OXF, U.K.
(hereinafter referred to as "CONTRACTOR") and the ETH Zurich Institute of Biomedical Engineering, an academic laboratory located at Moussonstrasse 18, ETH and University of Zurich, CH-8044 Zurich, Switzerland (hereinafter referred to as "FOUNDATION").

WITNESSETH:

WHEREAS,  CONTRACTOR has identified and related  specific tasks  described under
ARTICLE I; and

WHEREAS, FOUNDATION is available and qualified to perform such tasks.

NOW THEREFORE, in consideration of the promises and the mutual covenant's contained herein, the parties agree as follows:

ARTICLE I - Scene of Work and Performance

     FOUNDATION agrees to USE ITS BEST EFFORTS to perform the work outlined in ATTACHMENT 1.

     FOUNDATION undertakes to report to CONTRACTOR at the dates set out below:

     FOUNDATION reporting dates:

     Date: May 1st 1999
     Date: July 1st 1999
     Date: September 1st 1999
     Date: November 1st 1999
     Date: January 1st 2000
     Date: March 1st 2000

     ARTICLE II - Period of Performance

     The period of performance shall commence on Effective Date and shall terminate on March 1st 2000 unless extended by written mutual agreement of the parties hereto or terminated in accordance with the provisions of Article XIII. FOUNDATION shall notify CONTRACTOR, as soon as possible, of my reason that might contribute to its failure to perform, within the specified performance period, even if such reason is beyond its control and without fault or negligence of the FOUNDATION.

     ARTICLE III - Consideration, Records and Billing Instructions

     1. FOUNDATION shall be reimbursed by CONTRACTOR for all costs incurred in connection with the Scope of Work in the amount of (SFr 158,000 ). A total budget is presented below, with a distribution between cost categories shown approximately:

          Salary: see attached
          Expendable supplies: see attached
          NMR, see attached
          Etc.

     2. Payments shall be made to FOUNDATION by CONTRACTOR upon presentation of invoices in accordance with the following schedule:

Date:  March 1st, 1999     SFr 39,500
Date:  June 1st, 1999      SFr 39,500
Date:  September 1st, 1999 SFr 39,500
Date:  December 1st, 1999  SFr 39,500

     3. Payment of any additional amounts must be agreed upon by CONTRACTOR and FOUNDATION if the Research Project is extended in scope or duration.

     Whenever a payment becomes 60 days past due, FOUNDATION reserves the right to stop work until payment is received. Wire payments shall be made to the following account:

                    BANK DETAILS NEEDED FOR WIRE INSTRUCTION

ARTICLE IV - Designated Representatives

     1.   Technical Representative

          For CONTRACTOR:                        For FOUNDATION:
     Name: Didier Cowling                        Name: Prof. Jeffrey Hubbell
     Address: 602 The Chambers                   Address: Institute for Biomedical Engineering
              Chelsea Harbour                             ETH and University of Zurich
              London SW10 OXF                             Moussonstrasse 18
              U.K.                                        CH-8044
                                                          Switzerland

     Telephone: +44 171 349 3100                 Telephone: +41 1 632 4575
     Fax: +44 171 349 3101                       Fax: +41 1 632 1214
     Email: didier.cowling@phairson.com          Email: hubbell@biomed.mat.ethz.ch

2.    Administrative Representative

          For CONTRACTOR:                        For FOUNDATION:
     Name: Patrick Banks                         Name: Dr. Ulrich Steiner
     Address: 602 The Chambers                   Address: Office of the Vice President for Research
              Chelsea Harbour                             Technology Licensing
              London SW10 OXF                             ETH Zentrum
              U.K.                                        Ramistrasse 101, HG E 49
                                                          CH-8092
                                                          Switzerland

     Telephone: +44 171 349 3100                 Telephone: +41 1 632 2082
     Fax: +44 171 349 3101                       Fax: 41 1 632 1184
     Email: patrick.banks@phairson.com

ARTICLE V - Reports

     FOUNDATION will submit in a timely manner those reports described in the Scope of Work (Article I). Such reports shall be in the format agreed to by the Designated Technical Representatives.

ARTICLE VI - Patents and Inventions

     1. All rights and title to all inventions, improvements and/or discoveries, including software, know-how, patent and other intellectual or industrial property conceived and/or made by one or more employees or students of FOUNDATION in the performance of the agreement, shall belong to the FOUNDATION.

          All rights and title to all inventions, improvements and/or discoveries, including software, know-how, patent and other intellectual or industrial property conceived and/or made jointly by one or more employees or students of FOUNDATION and one or more employees of CONTRACTOR in the performance of the agreement, shall belong jointly to the FOUNDATION and CONTRACTOR.

     2. FOUNDATION shall promptly notify CONTRACTOR of any inventions, improvements, discoveries, software and the like conceived and/or made during the performance of this agreement (hereafter "Inventions"). Disclosures submitted by FOUNDATION to CONTRACTOR shall be identified as confidential.

     3. The filing, prosecution and maintenance of patent applications and patents covering Inventions shall be carried out by the CONTRACTOR at its sole discretion and expense. In the event the CONTRACTOR elects not to apply for any such patents, the foundation shall have the option, at its sole expense, to apply for the patents. The CONTRACTOR shall confirm its intention not to apply for any such patents in writing. FOUNDATION and CONTRACTOR shall co-operate in the filing, prosecution and maintenance of inventions.

     4. At the sole discretion of the CONTRACTOR, the FOUNDATION shall license all rights to inventions, improvements and/or discoveries, including software, know-how, patent and other intellectual or industrial property resulting from the sponsored work to the CONTRACTOR or to a party designated by the CONTRACTOR. The license will be world-wide and exclusive. CONTRACTOR will pay FOUNDATION one tenth of one percent of revenues received from third parties for sub-licences or of any direct product sales for products developed subject to the license. If CONTRACTOR does not carry out any development work on any particular application of said inventions, improvements and/or discoveries resulting from the sponsored work for a period of two years or more, FOUNDATION will have the right to enter into good faith negotiations with CONTRACTOR to license and develop said inventions, improvements and/or discoveries.

ARTICLE VII- Proprietary or Confidential Information

     Should proprietary or confidential information or materials be exchanged under this agreement, each party agrees, absent any special provisions to the contrary, to:

     1. use its best efforts to receive and maintain in confidence any and all confidential or proprietary information or materials delivered by one party hereto to the other party;

     2. use confidential information or proprietary materials solely for the purpose or purposes for which it was disclosed and for no other purpose whatsoever;

     3. disclose confidential information and share proprietary materials with its employees, officers, agents, and representatives only on a need to know basis;

     4. identify in writing all confidential or proprietary information or materials as such at the time of disclosure or within 60 days of disclosure in the case of oral communication;

     5. not release confidential or proprietary information or materials to any third parties; and

     6. dispose of or return proprietary or confidential information or materials to the disclosing party when requested or upon expiration or termination of this contract. The period of protection of confidential information shall be 5 years from the effective date of this contract.

     Confidential information does not include any information which

     1. is already in the public domain or which becomes available to the public through no breach of confidentiality by the recipient;

     2. was, as between recipient and discloser, lawfully in recipient's possession on a non-confidential basis prior to receipt from the discloser;

     3. is received by recipient independently on a non-confidential basis from a third party free to lawfully disclose such information to the recipient; or

     4. is independently developed by recipient without use of the discloser's confidential information:

The release of confidential information by the receiving party to satisfy the requirements of federal, state or local laws shall not be a breach of this agreement.

ARTICLE VIII- Publication

     Subject to the limitations of ARTICLES VI and VII, FOUNDATION shall have the right to publish any information or material resulting from the conduct of the Scope of Work. FOUNDATION shall furnish the CONTRACTOR with a copy of any proposed publication 30 days in advance of the proposed submission. CONTRACTOR may request FOUNDATION to delay publication for a maximum of an additional 120 days in Order to pursue a patent on any Invention described in the manuscript.

ARTICLE IX - Changes and Modifications

     Any changes to this contract must be made in writing and must be executed by both parties to indicate acceptance of the modification. Any change that might impact cost, price, or delivery must be agreed to in writing prior to initiation of any work associated with the proposed change.

ARTICLE X- Assignment and Subcontracts

     Neither performance, nor payment, involving the whole or any part of the research effort described under Article I may be assigned, subcontracted, transferred, or otherwise given or imposed on any other party by FOUNDATION without the prior written consent of the CONTRACTOR.

ARTICLE XI - Mutual Responsibilities

     1.   Each  party  will  comply  with  all  applicable   governmental  laws,
          ordinances, rules and regulations in the performance of this contract.

     2. Without affecting or limiting any other provisions of this contract, it is agreed each party's obligation under Article VII shall survive the expiration of this contract.

     3. Each party to this contract is an independent contractor with each party solely responsible for its own business expenses and employees including but not limited to salaries, benefits, insurances, withholding, and worker compensation and taxes. Employees of either party shall not be deemed agents, employees or representatives of the other party.

     4. In the execution to this contract, the person whose signatures are set forth are duly authorized to execute the contract and bind the parties.

ARTICLE XII- Use of Names

     CONTRACTOR shall not use the name of FOUNDATION and FOUNDATION shall not use the name of CONTRACTOR in any news release, advertising or other publication without the express written permission from the other party. Such permission shall not be unreasonably withheld.

ARTICLE XIII - Termination

     Either party may terminate this contract at any time if:

     1. The other party materially breaches the terms of this contract; provided that the non-breaching party shall have given the breaching party written notice of such breach and the breaching party shall have failed to cure the same within 30 days after receipt of such notice.

     2. There is the loss or departure of key personnel that would jeopardize both the quality and time of performance or would make performance impractical with respect to the budget contemplated for this contract, and a mutually acceptable replacement cannot be found.

     3. performance of any part of this contract by a party is prevented or delayed by reason of Force Majoure and cannot be overcome by reasonable diligence to the satisfaction of the other party; or

     4. The other party ceases, discontinues or indefinitely suspends its business activities related to the services to be provided under this contract, or the other party voluntarily or involuntarily files for bankruptcy.

In the event of termination, immediate notice shall be given by the party requesting termination which should specify both the reason and the effective date of termination.

This Agreement may be terminated by the CONTRACTOR by written notice to FOUNDATION to that effect if, at any stage after expiration of an initial 3 month period from the commencement date, and after a review of the Research which shall have been completed as at that date, in the reasonable opinion of CONTRACTOR it is decided that continuation of the research is not likely to produce results that will be of sufficient commercial interest to CONTRACTOR.

Upon any termination except for breach of contract by CONTRACTOR, FOUNDATION shall deliver to CONTRACTOR in the state they exist as of the date of termination, all work, product, materials, including confidential information and property belonging to CONTRACTOR. CONTRACTOR shall, within 30 days after termination, pay FOUNDATION all payments due as of the effective date of termination.

     For the avoidance of doubt, Article VI and VII shall survive termination.

ARTICLE XIV - Applicable Law

     This contract shall be governed by the laws of Switzerland and the place of jurisdiction shall be Zurich.

ARTICLE XIV - Entire Agreement

     This contract is intended by the parties as a final written expression of their agreement and supersedes and replaces any prior oral or written agreement. Any terms or conditions inconsistent with or in addition to terms and conditions herein contained shall be void and of no effect unless specifically agreed to in writing and signed by both parties.

     IN WITNESS WHEREOF, the parties hereto have caused their authorized officials to execute this Subcontract as of the date(s) set forth below:

     CONTRACTOR                                  FOUNDATION

     /s/ Richard Franklin                        /s/  Jeffrey J A Hubbell

     Dr Richard Franklin
     CEO

Date 23 February 1999                            Date 26 Feb 1999

                                                 agreed, Zurich, March 2, 1999

                                                 /s/ Albert Waldvogel

                                                 Prof. Dr. Albert Waldvogel
                                                 Vice President for Research

                        AMENDMENT TO RESEARCH AGREEMENT

Effective June 1, 1999 (the "Amendment Effective Date"), Institute of Biomedical Engineering, ETH Zurich and University of Zurich with offices at Moussonstrasse 18, CH-8044 Zurich, Switzerland ("Foundation") and Phairson Medical Ltd., a corporation organized under the laws of England, with offices at 602 The Chambers, Chelsea Harbour, London SW10 OXF ("Contractor") agree as follows:

ARTICLE I - BACKGROUND

SECTION 1.1 Foundation and Contractor are parties to a certain Research Agreement (the "Agreement") made effective March 1, 1999 under which Foundation and Contractor have entered into a research agreement (as defined therein).

SECTION 1.2 The parties desire to amend the Research Agreement to change the dates Contractor pays to Foundation all costs incurred in connection with the scope of work.

SECTION 1.3 Initially - and fully - capitalized terms shall have the same meaning as in the Research Agreement.

ARTICLE II - AMENDMENT AND AGREEMENT

SECTION 2.1 Amendment to Article III, subsection 2 of the Research Agreement.
Article III, subsection 2 of the Research Agreement is hereby amended by changing the dates of payment and replacing them with the following:

Article III, subsection 2. Payment shall be made to Foundation by Contractor upon presentation of invoices in accordance with the following schedule:

Date: April 1st, 1999        SFr 39,500
Date: July 1st, 1999         SFr 39,500
Date: October 1st, 1999      SFr 39,500
Date: January 1st, 1999      SFr 39,500

SECTION 2.2 Continued Effect. The Research Agreement shall continue in force and effect unchanged, except as specifically set forth in this document.

IN WITNESS WHEREOF, the parties have each caused a duly authorized officer to sign this Amendment Agreement on the date(s) indicated below, to be effective the Amendment Effective Date.

Phairson Medical Ltd.                       Institute of Biomedical Engineering,
                                            ETH Zurich and University of Zurich
By:                                         By:
   _________________________________           _________________________________
   Dr. Richard Franklin                        Prof. Dr. Albert Waldvogel
   Chief Executive                             Vice President of Research

Date:                                       Date:
     _________________________________           _______________________________